Exhibit 10.36

SUPREME INDUSTRIES, INC.

OWNERSHIP TRANSACTION INCENTIVE PLAN

This SUPREME INDUSTRIES, INC. OWNERSHIP TRANSACTION INCENTIVE PLAN (the “Plan”) was adopted by the Board of Directors of SUPREME INDUSTRIES, INC., a Delaware corporation (the “Company”), effective as of October 25, 2011 (the “Effective Date”).

ARTICLE 1

PURPOSE

The purpose of the Plan is to advance the interests of the Company and its stockholders and motivate and retain certain key employees in order to maximize the proceeds received in a potential Change of Control by providing these key employees with certain bonus opportunities in the event a Change of Control occurs.  This Plan is intended to be compliant with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations or other applicable guidance issued thereafter, including, without limitation, Treas. Reg. section 1.409A-3(i)(5)(iv)(A).

ARTICLE 2

DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1           “Base Price” means the amount established by the Board, in its sole discretion, as the base measurement price with respect to a share of Common Stock for purposes of determining the Value in connection with a Change of Control.  The “Base Price” may be the Fair Market Value, or any other amount established by the Board, provided, however, in no event may the Base Price be less than the Base Price established for the first grant made pursuant to the Plan.

2.2           “Board” means the board of directors of the Company.

2.3           “Cause” for termination means “cause” as defined in any employment agreement then in effect between the Company and the Participant, or if no such agreement is in effect (or cause is not defined in such agreement), then (i) the Participant’s breach or violation of a material term of this Agreement or other agreement to which the Participant and the Company are parties (including the Disclosure and Invention Agreement), which the Participant failed to cure within thirty (30) days after receiving written notice detailing the allegations from the Board; (ii) the Participant’s material failure or refusal to perform his or her job duties or responsibilities, which the Participant failed to cure within thirty (30) days after receiving written notice from the Board (or the board of directors of any Subsidiary); (iii) the Participant’s gross negligence, willful misconduct, willful breach of fiduciary duty, dishonesty, fraud, embezzlement or theft, which the Company, in its sole discretion, consider materially damaging to, or which materially discredits, the Company; and (iv) the Participant’s conviction, commission, or plea of nolo contendere to any felony or other crime involving dishonesty or moral turpitude.  Upon the giving of notice of termination of the Participant’s employment for Cause, the Company shall have no further obligation or liability to the Participant hereunder.

2.4           “Change of Control” means a change in (i) the Company’s ownership; or (ii) the ownership of a substantial portion of its assets, as follows:

(i)            Change in Ownership.  A change in ownership of the Company occurs on the date that any “Person” (as defined in paragraph (iii) below), other than (1) the current stockholders of the Company or their respective Affiliates, (2) the Company or any of its subsidiaries; (3) a trustee or other fiduciary holding securities either on behalf of a current stockholder or pursuant to an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates; or (4) an underwriter temporarily holding stock pursuant to an offering of such stock, acquires ownership (either directly, or indirectly through application of the attribution of stock ownership rules described in Treasury Regulation §1.409A-3(i)(5)(iii)) of the Company’s stock that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the Company’s stock (including, Common Stock and any other equity securities then outstanding).  However, if any Person is considered to own already more than 50% of the total fair market value or total voting power of the Company’s stock (either directly or indirectly through application of the attribution of stock ownership rules described in Treasury Regulation §1.409A-3(i)(5)(iii)), the acquisition of additional stock by the same Person is not considered to be a Change of Control; or

(ii)           Change in Ownership of Substantial Portion of Assets.  A change in the ownership of a substantial portion of the Company’s assets occurs on the date that a Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) total assets of the Company (including the stock of its consolidated subsidiaries), that have a total gross fair market value equal to at least 80% of the total gross fair market value of all of the Company’s assets (including the stock of its consolidated subsidiaries) immediately before such acquisition or acquisitions.  However, there is no Change of Control when there is such a transfer to an entity that is controlled by the current stockholders of the Company immediately after the transfer, through a transfer to (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock; (2) an entity, at least 50% of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (3) a Person that owns directly or indirectly, at least 50% of the total value or voting power of the Company’s outstanding stock; or (4) an entity, at least 50% of the total value or voting power of the stock of which is owned by a Person that owns, directly or indirectly, at least 50% of the total value or voting power of the Company’s outstanding stock.

(iii)          For purposes of paragraphs (i) and (ii):

(1)           “Person” would have the meaning given in Section 7701(a)(1) of the Code.  Person would include more than one Person acting as a group as defined by the Final Treasury Regulations issued under Section 409A of the Code.

(2)           “Affiliate” would have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended.

Notwithstanding the foregoing, a Change of Control shall not be deemed to include any equity financing of the Company, or the transactions contemplated thereby or executed in connection therewith (including but not limited to preferred stock equity financings with venture capital operating companies)..

2.5           “Code” means the Internal Revenue Code of 1986, as amended.

2.6           “Committee” shall have the meaning given to such term in Section 3.1 below.

2.7           “Common Stock” means all classes of common stock of the Company which the Company is currently authorized to issue or may in the future be authorized to issue (including, without limitation, the Class A and Class B common stock).

2.8           “Company” means Supreme Industries, Inc., a Delaware corporation, and any successor entity thereto.

2.9           “Employee” means a common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of any Employer.

2.10         “Employer” means the Company or its Subsidiaries.

2.11         “Fair Market Value” means (i) for purposes of the establishing the Base Price, the fair market value of a share of Common Stock as determined by the Committee in good faith, from time to time, by any reasonable means; and (ii) for purposes of establishing the Value in connection with a Change of Control, the per share of Common Stock fair market value of the consideration received by the Company (or the stockholders).

2.12         “Incentive Payment” means the compensation awarded by the Committee to a Participant in connection with a Change of Control in accordance with Section 5.2 below.

2.13         “Incentive Pool” means the aggregate number of shares of Common Stock outstanding immediately prior to a Change of Control, multiplied by the sum of (i) 7% multiplied by any Value up to $5.00, plus (ii) 8% multiplied by any Value above $5.00 and less than or equal to $7.00, plus (iii) 9% multiplied by Value above $7.00.  By way of example, if the Common Stock’s Base Price is equal to $2.50 on the effective date of the Plan, and, a Change of Control occurs where the Common Stock is sold for $9.00 per share, then the Incentive Pool shall be equal to the number of  shares of all Common Stock outstanding on the date of the Change of Control multiplied by $.52 (which is the sum of (i) 7% multiplied by $2.50 (the Value up to $5.00); (ii) 8% multiplied by $2.00 (the Value between $5.00 and $7.00) and (iii) 9% multiplied by $2.00 (the Value over $7.00)).

2.14         “Incentive Pool Percentage”  means the percentage of the Incentive Pool allocated to each Employee.  The Incentive Pool Percentage for certain Participants shall be as set forth on Exhibit A hereto.  The remaining 12.0% of the Incentive Pool may be allocated by the Committee among those Employees it designates as Participants; provided that in the event any portion of this percentage remains unallocated as of a Change of Control, then the unallocated portion shall be reallocated on a pro rata basis among the Participants employed as of the date of the Change of Control.  Further, in the event a Participant forfeits his or her Incentive Pool Percentage prior to a Change of Control, and the Committee has not reallotted such Incentive Pool Percentage by the date of such Change of Control, then such forfeited Incentive Pool Percentage shall be reallocated pro rata to all of the Participants employed as of the date of the Change of Control.

2.15         “Participant” means those Employees set forth on Exhibit A and any other Employee who satisfies the eligibility requirements of Article 4 of the Plan and who is selected by the Committee to participate in the Plan.

2.16         “Permanent Disability” means, a Participant meets one of the following requirements: (A) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (B) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.  The Company, at its own option and expense, may retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician shall be binding upon the Company and the Participant.

2.17         “Plan” means this Supreme Industries, Inc. Ownership Transaction Incentive Plan, as amended from time to time.

2.18         “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above.  “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.19         “Termination of Service” means a Participant ceases to serve as an Employee of the Company and its Subsidiaries, for any reason, provided that such cessation constitutes a “separation from service” within the meaning of Section 409A of the Code.

2.20         “Value” means, for each Award granted pursuant to this Plan, the difference between (i) the per share value of the total cash proceeds or the per share Fair Market Value of any other consideration received by the Company or the Company’s stockholders in connection with a Change of Control, as determined by the Committee, in its sole discretion, less (ii) the Base Price.

ARTICLE 3

ADMINISTRATION OF THE PLAN

3.1           Committee’s Establishment and Organization.  Subject to the terms of this Article 3, the Plan shall be administered by the Board, or such committee of the Board as is designated by the Board to administer the Plan, which committee shall consist of at least three members (the “Committee”).  If a committee is so designated, any member of the committee may be removed at any time, with or without cause, by resolution of the Board, and any vacancy occurring in the membership of the committee may be filled by appointment of the Board.  At any time there is no committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.  Notwithstanding the foregoing, if at any time there are no longer any Class B shares of common stock outstanding (or the Class B shares of common stock no longer have the authority to elect 2/3rds of the directors on the Board), the Board shall make such provisions as they, in their discretion, deem appropriate to cause one or more persons to exercise the powers of the Committee hereunder, prior to any Change of Control or other event the result of which will be the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals who (x) at the date of this Plan were directors or (y) become directors after the date of this Plan and whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Plan or whose election or nomination for election was previously so approved.

3.2           Committee Action.  At any time there is no committee to administer the Plan, any action of the Board with respect  to the Plan shall be taken in the same fashion as any other Board action, and shall be subject to the same procedural requirements as any other Board action.  In the event a committee is designated by the Board in accordance with Section 3.1, the following shall apply:

(i)            A majority of the committee shall constitute a quorum, and the act of a majority of the members of the committee present at a meeting at which a quorum is present shall be the act of the committee;

(ii)           Any action taken by the committee may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by a majority of the members of the committee; and

(iii)          Prompt notice of the taking of any action by members of the committee without a meeting by less than unanimous consent shall be given to the members who did not consent in writing to the action.

3.3           Committee’s Powers.  The Committee shall have the power, in its discretion, to take such actions as may be necessary to carry out the provisions and purposes of the Plan and shall have the authority to control and manage the operation and administration of the Plan.  In order to effectuate the purposes of the Plan, the Committee shall have the discretionary power and authority to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan.  All such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.

In construing the Plan and in exercising its power under provisions requiring the Committee’s approval, the Committee shall attempt to ascertain the purpose of the provisions in question, and when the purpose is known or reasonably ascertainable, the purpose shall be given effect to the extent feasible.  Likewise, the Committee is authorized to determine all questions with respect to the individual rights of all Participants under this Plan (which need not be identical), including, but not limited to, all issues with respect to eligibility.  The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan including, but not limited to, the power and duty to:

(i)            designate the employees of the Company and its Subsidiaries who shall participate in the Plan;

(ii)           maintain complete and accurate records of all plan transactions and other data in the manner necessary for proper administration of the Plan;

(iii)          adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules and regulations are not inconsistent with the terms of the Plan as set out herein.  The Committee shall exercise its discretion hereunder in a nondiscriminatory manner;

(iv)          enforce the terms of the Plan and the rules and regulations it adopts;

(v)           review claims and render decisions on claims for benefits under the Plan;

(vi)          furnish the Company or the Participants, upon request, with information that the Company or the Participants may require for tax or other purposes;

(vii)         employ agents, attorneys, accountants or other persons (who also may be employed by or represent the Company) for such purposes as the Committee considers necessary or desirable in connection with its duties hereunder; and

(viii)        perform any and all other acts necessary or appropriate for the proper management and administration of the Plan.

ARTICLE 4

ELIGIBILITY

In addition to those Employees set forth on Exhibit A hereto, the Committee may, but shall not be obligated to, select the particular Employees who may be Participants and their respective Incentive Pool Percentages.  In the event a Participant does not vest in the Participant’s Incentive Payment in accordance with the provisions of Article 6, the Committee may, but shall not be obligated to, designate one or more additional Employees as Participants or designate any forfeited Incentive Pool Percentages to the Participants.  Participants may also participate in other incentive or benefit plans of the Company or any Subsidiary, subject to the terms and conditions of such plans.  The compensation payable pursuant to this Plan is in addition to, and not in lieu of, any other compensation, including severance payments, that a Employee may be entitled to pursuant to his or her employment agreement with the Company, or pursuant to any other plan, program or compensation arrangement of the Company.

ARTICLE 5

DETERMINATION OF INCENTIVE POOL AND INCENTIVE PAYOUTS

5.1           Determination of Incentive Pool.  On the closing date (or, if later, the effective time) of a Change of Control, the Committee shall determine the Value to be received in connection with the Change of Control and shall determine the amount of the Incentive Pool available with respect to such Change of Control.

5.2           Determination of Incentive Payments.  Each Participant shall be eligible for an Incentive Payment in an amount equal to the Participant’s Incentive Pool Percentage multiplied by the Incentive Pool approved by the Committee in connection with a Change of Control.

5.3           Form and Time of Payment.  Incentive Payments to the Participants under the Plan shall be payable as employee compensation, prior in right to any payment to the Company’s stockholders.  Incentive Payments to the Participants under the Plan shall be payable in the same form (e.g., cash, securities or other property), on the same schedule, and subject to the same terms and conditions, as that of the consideration paid to the Company or, in the case of a transaction described in Section 2.4(i) above, to the Company’s stockholders in connection with the Change of Control; provided that, (i) at the Committee’s election, the Company may pay any amount payable in securities or other property, in cash in lieu thereof, the amount of which shall be equal to the Fair Market Value of such securities or other property (as determined by the Committee); and (ii) a Participant’s Incentive Payment shall be paid no later than the date that is five (5) years from the closing of the Change of Control, as required by Treas. Reg. section 1.409A-3(i)(5)(iv)(A).

5.4           Allocation of Amounts to the Incentive Pool. No amounts will be allocated to the Incentive Pool or the Plan until a transaction is consummated and the Committee has determined, in its sole discretion, that the transaction constitutes a Change of Control and the Committee has determined that amount of the Value.

5.5           Committee Discretion.  The Committee shall have the sole authority for valuing the proceeds to be received in a Change of Control transaction for purposes of determining the Value, the Incentive Pool and any Incentive Payments.  The Committee shall utilize such methods as they in their discretion deem appropriate in determining the Value.  The Committee shall have the sole discretion at any time prior to the Vesting Date to increase, but not decrease, the amount of any Incentive Pool Percentage of any Participant prior to the effective date of a Change of Control; provided, however, in the event any Participant fails to vest in accordance with the provisions of Section 6.2, such Participant’s Incentive Pool Percentage shall automatically be reduced to zero.

ARTICLE 6

VESTING

6.1           No Right to Benefits.  No Participant shall have a right to any benefit under this Plan prior to the date that a determination is made by the Committee that a Change of Control has occurred.

6.2           Vesting.  Except as otherwise provided by Section 6.3 below, any Participant who is a current Employee upon the effective date of a Change of Control shall become one hundred percent (100%) vested in his or her Incentive Payment.

6.3           Forfeiture.  If a Participant voluntarily resigns employment or is terminated by the Company for Cause prior to a Change of Control, then such Participant shall immediately forfeit any right to receive any Incentive Payment upon his or her Termination of Service.  If a Participant’s employment is terminated without Cause prior to a Change of Control, then his or her Incentive Pool Percentage shall be forfeited on the date that is six (6) months (twelve (12) months with respect to the Company’s Chief Executive Officer) from the date of the Participant’s Termination of Service without Cause.

ARTICLE 7

AMENDMENT AND TERMINATION

7.1           Term.  The Effective Date of the Plan shall be as of October 25, 2011 and, unless sooner terminated by action of the Board, the Plan will terminate on December 31, 2014 (“Termination Date”); provided, however, the term may be extended by the adoption of a resolution by the Board extending the term prior to the Termination Date.  If the Plan is not extended by the Board, then on the Termination Date, all rights of Participants under this Plan shall terminate, provided, however, than in the event a definitive, legally binding agreement has been entered into by the Company with respect to a Change of Control prior to the Termination Date, then the term of this Plan automatically shall be extended solely with respect to such Change of Control until the closing date of the Change of Control or the termination or revocation of such agreement without the consummation of the Change of Control (as determined by the Board in its sole discretion)(the “Extended Term”), and any Participants holding Incentive Pool Percentages as of the Termination Date shall be entitled to payment pursuant to this Plan upon the closing date of such Change of Control to the extent it closes during the Extended Term.

7.2           Amendment and Termination.  The Company may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Plan or terminate the Plan by the adoption of a resolution by the Board, provided, however, that no amendment or termination of this Plan shall, without the consent of the affected Participant, decrease the amount of any Incentive Pool Percentage of the Participant prior to the effective date of a Change of Control.

ARTICLE 8

MISCELLANEOUS PROVISIONS

8.1           Non-Assignability.  A Participant may not alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits awarded hereunder prior to the actual receipt thereof; and any attempt to alienate, assign, pledge, sell, transfer or assign prior to such receipt, or any levy, attachment, execution or similar process upon any such rights or benefits shall be null and void.

8.2           No Right to Continue In Employment.  Nothing in the Plan confers upon any employee the right to continue in the employ of the Company or any Subsidiary, or interferes with or restricts in any way the right of the Company and its Subsidiaries to discharge any employee at any time, including without limitation, before or after any Vesting Date.

8.3           Indemnification Of Committee.  No member of the Committee nor any director, officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and each director, officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

8.4           No Plan Funding.  The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any amounts hereunder.  No Participant, beneficiary, or other person shall have any interest in any particular assets of the Company by reason of the right to receive a Performance Bonus under the Plan.  Participants and beneficiaries shall have only the rights of a general unsecured creditor of the Company.

8.5           Governing Law.  This Plan shall be construed in accordance with the laws of the State of Delaware and the rights and obligations created hereby shall be governed by the laws of the State of Delaware.

8.6           Binding Effect.  This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants, and their heirs, successors, assigns, and personal representatives.

8.7           Construction of Plan.  The captions used in this Plan are for convenience only and shall not be construed in interpreting the Plan.  Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely.

8.8           Integrated Plan.  This Plan constitutes the final and complete expression of agreement among the parties hereto with respect to the subject matter hereof.

8.9           FMLA Leave.       This Plan shall be administered to comply with the Family and Medical Leave Act of 1993, as amended (“FMLA”).  Any employee of the Company or a Subsidiary who takes leave that satisfies the requirements of the FMLA shall, for purposes of Article 6 only, be considered actively working with the Company or a Subsidiary during such FMLA leave; provided, however, that nothing herein shall be construed to credit such employee with working full time if such employee was not otherwise actually working full time prior to such FMLA leave.

8.10         Accounting of Compensation.  Unless otherwise specifically provided in such benefit plan, any Performance Bonus paid to a Participant hereunder shall not be treated as compensation paid to such Participant for the purposes of any other benefit plan.

ARTICLE 9

EFFECT OF THE PLAN

Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any Participant any right to be granted an Incentive Payment or any other rights.  In addition, nothing contained in this Plan and no action taken pursuant to its provisions shall be construed to (a) give any Participant any right to any compensation, except as expressly provided herein; (b) be evidence of any agreement, contract or understanding, express or implied, that the Company or any Subsidiary will employ a Participant in any particular position; (c) give any Participant any right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder; or (d) create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of October 25, 2011, by its Chief Executive Officer pursuant to prior action taken by the Board.

SUPREME INDUSTRIES, INC.,
a Delaware corporation

By:	/s/ KIM KORTH
Name: Kim Korth
Title: President and Chief Executive Officer

Signature Page to OTIP

EXHIBIT A

•      Kim Korth (CEO) will receive 24% of the bonus pool.

•      Matt Long (CFO) will receive 17.00% of the bonus pool.

•      Bob Besse (VP Sales & Marketing) will receive 11.75% of the bonus pool.

•      Mike Oium (VP Operations) will receive 11.75% of the bonus pool.

•      Tom Beard (VP Systems Management) will receive 11.75% of the bonus pool.

•      Jackie Daniels (VP of HR) will receive 11.75% of the bonus pool.

•      12% of the bonus pool will be reserved for future grant.

Exhibit A to OTIP